Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ross Systems Inc.
Atlanta, Ga.

We hereby consent to the incorporation by reference in the registration statements (File No. 333-65660, 333-39348, 33-42036, 33-48226, 33-56584,
33-72168,  33-89128,  333-36745,   333-44665,  333-71005,  33-89504,  333-19619,
333-06053,  333-44363, 333-47877, 333-58639, and 333-65065) of our reports dated
September  13, 2002,  (except for Note 6 as to which the date is  September  24,
2002) relating to the consolidated financial statements and schedule of Ross Systems Inc. and Subsidiaries appearing in the company's annual report on form 10-K/A for the year ended June 30, 2002.





/s/ BDO Seidman, LLP
---------------------
BDO Seidman, LLP


Atlanta, Georgia
October 2, 2002